EXHIBIT 99.5

RAYONIER OPERATING COMPANY LLC AND SUBSIDIARIES

CONSOLIDATED FINANCIAL
STATEMENTS

THREE MONTHS ENDED MARCH 31, 2020 AND 2019

RAYONIER OPERATING COMPANY LLC AND SUBSIDIARIES

RAYONIER OPERATING COMPANY LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
AND COMPREHENSIVE INCOME
(Unaudited)
(Dollars in thousands)

	Three Months Ended March 31,
	2020	2019
SALES (NOTE 2)	$259,130	$191,546
Costs and Expenses
Cost of sales	(209,499)	(143,251)
Selling and general expenses	(9,968)	(9,810)
Other operating (expense) income, net (Note 15)	(1,111)	35
	(220,578)	(153,026)
OPERATING INCOME	38,552	38,520
Interest expense	(5,077)	(4,571)
Interest and other miscellaneous income, net	248	1,789
INCOME BEFORE INCOME TAXES	33,723	35,738
Income tax expense (Note 9)	(3,706)	(4,349)
NET INCOME	30,017	31,389
Less: Net income attributable to noncontrolling interest	(567)	(2,999)
NET INCOME ATTRIBUTABLE TO RAYONIER OPERATING COMPANY	29,450	28,390
OTHER COMPREHENSIVE (LOSS) INCOME
Foreign currency translation adjustment, net of income tax effect of $0, and $0	(44,023)	6,033
Cash flow hedges, net of income tax effect of $1,857 and $335	(83,475)	(10,686)
Amortization of pension and postretirement plans, net of income tax expense of $0 and $0	217	112
Total other comprehensive loss	(127,281)	(4,541)
COMPREHENSIVE (LOSS) INCOME	(97,264)	26,848
Less: Comprehensive loss (income) attributable to noncontrolling interest	10,661	(4,551)
COMPREHENSIVE (LOSS) INCOME ATTRIBUTABLE TO RAYONIER OPERATING COMPANY	($86,603)	$22,297

See Notes to Consolidated Financial Statements.

RAYONIER OPERATING COMPANY LLC AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

	March 31, 2020	December 31, 2019
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$126,260	$68,434
Accounts receivable, less allowance for doubtful accounts of $25 and $24	28,295	27,127
Inventory (Note 16)	13,093	14,518
Prepaid expenses	14,941	14,728
Other current assets	384	867
Total current assets	182,973	125,674
TIMBER AND TIMBERLANDS, NET OF DEPLETION AND AMORTIZATION	2,355,581	2,482,047
HIGHER AND BETTER USE TIMBERLANDS AND REAL ESTATE DEVELOPMENT INVESTMENTS (NOTE 7)	88,833	81,791
PROPERTY, PLANT AND EQUIPMENT
Land	4,131	4,131
Buildings	22,933	23,095
Machinery and equipment	4,346	4,339
Construction in progress	349	348
Total property, plant and equipment, gross	31,759	31,913
Less — accumulated depreciation	(9,950)	(9,662)
Total property, plant and equipment, net	21,809	22,251
RESTRICTED CASH (NOTE 17)	475	1,233
RIGHT-OF-USE ASSETS (NOTE 3)	91,953	99,942
OTHER ASSETS	40,022	47,757
TOTAL ASSETS	$2,781,646	$2,860,695
LIABILITIES AND MEMBER’S EQUITY
CURRENT LIABILITIES
Accounts payable	$20,837	$18,160
Current maturities of long-term debt (Note 6)	—	82,000
Accrued taxes	3,416	3,032
Accrued payroll and benefits	3,802	8,869
Accrued interest	1,946	2,162
Deferred revenue	6,718	11,440
Other current liabilities	26,459	22,480
Total current liabilities	63,178	148,143
LONG-TERM DEBT, NET OF DEFERRED FINANCING COSTS (NOTE 6)	731,007	648,958
PENSION AND OTHER POSTRETIREMENT BENEFITS (NOTE 14)	24,658	25,311
LONG-TERM LEASE LIABILITY (NOTE 3)	83,358	90,481
OTHER NON-CURRENT LIABILITIES	155,522	83,247
COMMITMENTS AND CONTINGENCIES (NOTES 8 and 10)
MEMBER’S EQUITY
Equity	1,784,903	1,798,096
Accumulated other comprehensive loss (Note 18)	(147,255)	(31,202)
TOTAL CONTROLLING INTEREST MEMBER’S EQUITY	1,637,648	1,766,894
Noncontrolling interest	86,275	97,661
TOTAL MEMBER’S EQUITY	1,723,923	1,864,555
TOTAL LIABILITIES AND MEMBER’S EQUITY	$2,781,646	$2,860,695

See Notes to Consolidated Financial Statements.

RAYONIER OPERATING COMPANY LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF MEMBER'S EQUITY
(Unaudited)
(Dollars in thousands)

	Member’s Equity	Accumulated Other Comprehensive Income (Loss)	Non-controlling Interest	Total Member’s Equity

Balance, January 1, 2020	$1,798,096	($31,202)	$97,661	$1,864,555
Net income	29,450	—	567	30,017
Distributions to Rayonier Inc.	(42,643)	—	—	(42,643)
Amortization of pension and postretirement plan liabilities	—	217	—	217
Foreign currency translation adjustment	—	(33,894)	(10,129)	(44,023)
Cash flow hedges	—	(82,376)	(1,099)	(83,475)
Distribution to minority shareholder	—	—	(725)	(725)
Balance, March 31, 2020	$1,784,903	($147,255)	$86,275	$1,723,923

	Member’s Equity	Accumulated Other Comprehensive Income (Loss)	Non-controlling Interest	Total Member’s Equity

Balance, January 1, 2019	$1,883,122	$239	$97,677	$1,981,038
Net income	28,390	—	2,999	31,389
Distributions to Rayonier Inc.	(49,694)	—	—	(49,694)
Amortization of pension and postretirement plan liabilities	—	112	—	112
Foreign currency translation adjustment	—	4,680	1,353	6,033
Cash flow hedges	—	(10,884)	198	(10,686)
Distribution to minority shareholder	—	—	(3,594)	(3,594)
Balance, March 31, 2019	$1,861,818	($5,853)	$98,633	$1,954,598

See Notes to Consolidated Financial Statements.

RAYONIER OPERATING COMPANY LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	Three Months Ended March 31,
	2020	2019
OPERATING ACTIVITIES
Net income	$30,017	$31,389
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation, depletion and amortization	34,329	36,491
Non-cash cost of land and improved development	412	4,030
Stock-based incentive compensation expense	1,510	1,477
Deferred income taxes	3,361	3,705
Amortization of losses from pension and postretirement plans	217	112
Gain on sale of large disposition of timberlands	(28,655)	—
Other	(2,571)	(1,648)
Changes in operating assets and liabilities:
Receivables	(5,316)	(8,195)
Inventories	(3,618)	(1,343)
Accounts payable	3,353	6,389
All other operating activities	(3,403)	(1,033)
CASH PROVIDED BY OPERATING ACTIVITIES	29,636	71,374
INVESTING ACTIVITIES
Capital expenditures	(17,176)	(14,122)
Real estate development investments	(1,727)	(1,677)
Purchase of timberlands	(24,122)	(12,349)
Net proceeds from large disposition of timberlands	115,666	—
Other	2,070	2,337
CASH PROVIDED BY (USED FOR) INVESTING ACTIVITIES	74,711	(25,811)
FINANCING ACTIVITIES
Issuance of debt	20,000	—
Repayment of debt	(20,000)	—
Distributions to Rayonier Inc.	(44,251)	(51,016)
Distribution to minority shareholder	(725)	(3,594)
CASH USED FOR FINANCING ACTIVITIES	(44,976)	(54,610)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(2,303)	843
CASH, CASH EQUIVALENTS AND RESTRICTED CASH
Change in cash, cash equivalents and restricted cash	57,068	(8,204)
Balance, beginning of year	69,667	156,093
Balance, end of period	$126,735	$147,889
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period:
Interest (a)	$2,595	$2,120
Income taxes	185	631
Non-cash investing activity:
Capital assets purchased on account	4,215	3,354

(a)Interest paid is presented net of patronage payments received of $4.3 million and $3.9 million for the three months ended March 31, 2020 and March 31, 2019, respectively.

See Notes to Consolidated Financial Statements.

RAYONIER OPERATING COMPANY LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Dollar amounts in thousands unless otherwise stated)

1.ORGANIZATION, NATURE OF BUSINESS AND BASIS OF PRESENTATION
ORGANIZATION
Rayonier Operating Company LLC (“Rayonier Operating Company,” or “the Company”) is a Delaware limited liability company organized on June 3, 2010 as a wholly owned subsidiary of Rayonier Inc. (“Rayonier,” or “Parent”), the sole member of Rayonier Operating Company. Rayonier Inc. is a North Carolina Corporation with shares publicly traded on the NYSE under the symbol “RYN.” On July 29, 2010, Rayonier contributed to Rayonier Operating Company, and its successors, all interest of Rayonier including all properties and assets in exchange for the assumption of all liabilities related to the contributed assets. Following the contribution, substantially all of Rayonier assets are held by, and Rayonier operations are conducted through Rayonier Operating Company. Rayonier Operating Company currently does not have any publicly traded equity.
NATURE OF BUSINESS
The Company is a subsidiary of Rayonier Inc., a leading timberland real estate investment trust (“REIT”) with assets located in some of the most productive softwood timber growing regions in the United States and New Zealand. The Company invests in timberlands and actively manages them to provide current income and attractive long-term returns to unitholders. Revenues, operating income and cash flows are primarily derived from the following core business segments: Southern Timber, Pacific Northwest Timber, New Zealand Timber, Real Estate and Trading. As of March 31, 2020, the Company owned or leased under long-term agreements approximately 2.6 million acres of timberlands located in the U.S. South (1.8 million acres), U.S. Pacific Northwest (384,000 acres) and New Zealand (415,000 gross acres or 295,000 net plantable acres). New Zealand operations are conducted by Matariki Forestry Group, a joint venture (the “New Zealand subsidiary”), in which the Company maintains a 77% ownership interest.
BASIS OF PRESENTATION
The unaudited consolidated financial statements and notes thereto of Rayonier Operating Company LLC and its subsidiaries have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”). The year-end balance sheet information was derived from audited financial statements not included herein. In the opinion of management, these financial statements and notes reflect any adjustments (all of which are normal recurring adjustments) necessary for a fair presentation of the results of operations, financial position and cash flows for the periods presented. These statements and notes should be read in conjunction with the audited consolidated financial statements as of and for the years ended December 31, 2019, 2018 and 2017 included in Exhibit 99.4 of the Company’s Amendment No. 1 to the Current Report on Form 8-K filed with the SEC on July 17, 2020.
SUMMARY OF UPDATES TO SIGNIFICANT ACCOUNTING POLICIES
        For a full description of our other significant accounting policies, see Note 1 — Summary of Significant Accounting Policies in the audited consolidated financial statements as of and for the years ended December 31, 2019, 2018 and 2017 included in Exhibit 99.4 of the Company’s Amendment No. 1 to the Current Report on Form 8-K filed with the SEC on July 17, 2020.
RECENTLY ADOPTED STANDARDS
        The Company adopted Accounting Standards Update (“ASU”) No. 2016-13, Financial Instruments-Credit Losses (Topic 326) on January 1, 2020, with no material impact on the consolidated financial statements.
NEW ACCOUNTING STANDARDS
        In March 2020, the FASB issued ASU No. 2020-04, Reference Rate Reform (Topic 848), which provides optional guidance to ease the potential burden in accounting due to reference rate reform. The guidance in this update provides optional expedients and exceptions for applying U.S. GAAP to contracts, hedging relationships and other transactions affected by reference rate reform if certain criteria are met. The amendments apply only to

RAYONIER OPERATING COMPANY LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Dollar amounts in thousands unless otherwise stated)

contracts and hedging relationships that reference LIBOR or another reference rate expected to be discontinued due to reference rate reform. These amendments are effective immediately and may be applied prospectively to contract modifications made and hedging relationships entered into on or before December 31, 2022. The Company is currently evaluating its contracts and the optional expedients provided by the new standard.
In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740) - Simplifying the Accounting for Income Taxes. The guidance issued in this update simplifies the accounting for income taxes by eliminating certain exceptions to the guidance in ASC 740 related to the approach for intraperiod tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. ASU No. 2019-12 also simplifies aspects of the accounting for franchise taxes and enacted changes in tax laws or rates and clarifies the accounting for transactions that result in a step-up in the tax basis of goodwill. The standard will be effective for annual reporting periods beginning after December 15, 2020, including interim reporting periods within those fiscal years. The Company is currently evaluating the impact of adopting this new accounting guidance on our consolidated financial statements.
SUBSEQUENT EVENTS
Entry into Debt Agreements
See Note 6 — Debt for information regarding subsequent events related to the Company’s debt agreements.
Change in Reporting Entity
On May 7, 2020, Rayonier Inc. contributed its 100% ownership interest in Rayonier Operating Company LLC (the “Contribution”) to Rayonier, L.P., a Delaware limited partnership (“Rayonier, L.P.” or “Operating Partnership”).
Third Supplemental Indenture
As a result of the Contribution, which constituted the transfer of all or substantially all of Rayonier’s assets under the terms of the Indenture, dated March 5, 2012 (as supplemented and amended from time to time, the “Indenture”), between Rayonier, as issuer, the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, Rayonier, L.P. expressly assumed all the obligations of Rayonier under the Indenture, including obligations with respect to the outstanding $325,000,000 in aggregate principal amount of 3.750% Senior Notes due 2022 (the “2022 Notes”) issued thereunder.
On May 7, 2020, Rayonier, Rayonier, L.P., the subsidiary guarantors party thereto and the Trustee entered into the Third Supplemental Indenture, pursuant to which (1) Rayonier, L.P. succeeded to and became substituted for the Company under the Indenture and 2022 Notes and expressly assumed all the obligations of the Company under the Indenture, including obligations with respect to the 2022 Notes, and (2) Rayonier agreed to irrevocably, fully and unconditionally guarantee, jointly and severally, the obligations of Rayonier, L.P. under Indenture, including the 2022 Notes.
Merger with Pope Resources
On May 8, 2020, Rayonier, L.P. acquired Pope Resources, a Delaware Limited Partnership (“Pope”), and became the general partner of Pope. The acquisition occurred pursuant to a series of mergers (the “Mergers”) provided for in an Agreement and Plan of Merger, dated as of January 14, 2020, as amended by Amendment No. 1, dated as of April 1, 2020 (as amended, the “Merger Agreement”), by and among Rayonier, Rayonier, L.P., Rayonier Operating Company LLC, Rayonier Operating Company Holdings, LLC, Pacific GP Merger Sub I, LLC, Pacific GP Merger Sub II, LLC, Pacific LP Merger Sub III, LLC, Pope, Pope EGP, Inc. and Pope MGP, Inc. Following the Mergers, Rayonier holds an approximate 96.5% ownership interest in the Operating Partnership, with the remaining 3.5% ownership interest owned by limited partners of Rayonier, L.P. that are former Pope Resources unitholders. As the sole general partner of Rayonier, L.P., Rayonier will have exclusive control of the day-to-day management of Rayonier, L.P.

RAYONIER OPERATING COMPANY LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Dollar amounts in thousands unless otherwise stated)

2. REVENUE
PERFORMANCE OBLIGATIONS
        The Company recognizes revenues when control of promised goods or services (“performance obligations”) is transferred to customers, in an amount that reflects the consideration expected in exchange for those goods or services (“transaction price”). The Company generally satisfies performance obligations within a year of entering into a contract and therefore has applied the disclosure exemption found under ASC 606-10-50-14. Unsatisfied performance obligations as of March 31, 2020 are primarily due to advances on stumpage contracts and unearned license revenue. These performance obligations are expected to be satisfied within the next twelve months. The Company generally collects payment within a year of satisfying performance obligations and therefore has elected not to adjust revenues for a financing component.
CONTRACT BALANCES
        The timing of revenue recognition, invoicing and cash collections results in accounts receivable and deferred revenue (contract liabilities) on the Consolidated Balance Sheets. Accounts receivable are recorded when the Company has an unconditional right to consideration for completed performance under the contract. Contract liabilities relate to payments received in advance of performance under the contract. Contract liabilities are recognized as revenue as (or when) the Company performs under the contract.
        The following table summarizes revenue recognized during the three months ended March 31, 2020 and 2019 that was included in the contract liability balance at the beginning of each year:

	Three Months Ended March 31,
	2020	2019
Revenue recognized from contract liability balance at the beginning of the year (a)	$6,425	$5,356

(a) Revenue recognized was primarily from hunting licenses and the use of advances on pay-as-cut timber sales.

RAYONIER OPERATING COMPANY LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Dollar amounts in thousands unless otherwise stated)

        The following tables present our revenue from contracts with customers disaggregated by product type for the three months ended March 31, 2020 and 2019:

Three Months Ended	Southern Timber	Pacific Northwest Timber	New Zealand Timber	Real Estate	Trading	Elim.	Total
March 31, 2020
Pulpwood	$27,493	$3,127	$4,847	—	$2,530	—	$37,997
Sawtimber	19,509	27,445	30,788	—	16,112	—	93,854
Hardwood	481	—	—	—	—	—	481
Total Timber Sales	47,483	30,572	35,635	—	18,642	—	132,332
License Revenue, Primarily From Hunting	4,589	97	57	—	—	—	4,743
Other Non-Timber/Carbon Revenue	910	406	1,846	—	—	—	3,162
Agency Fee Income	—	—	—	—	329	—	329
Total Non-Timber Sales	5,499	503	1,903	—	329	—	8,234
Improved Development	—	—	—	—	—	—	—
Unimproved Development	—	—	—	—	—	—	—
Rural	—	—	—	2,397	—	—	2,397
Timberlands & Non-Strategic	—	—	—	—	—	—	—
Other	—	—	—	140	—	—	140
Large Dispositions	—	—	—	116,027	—	—	116,027
Total Real Estate Sales	—	—	—	118,564	—	—	118,564

Revenue from Contracts with Customers	52,982	31,075	37,538	118,564	18,971	—	259,130
Intersegment	—	—	—	—	13	(13)	—
Total Revenue	$52,982	$31,075	$37,538	$118,564	$18,984	($13)	$259,130

March 31, 2019
Pulpwood	$26,799	$2,820	$8,767	—	$4,326	—	$42,712
Sawtimber	23,152	17,277	45,863	—	27,512	—	113,804
Hardwood	1,086	—	—	—	—	—	1,086
Total Timber Sales	51,037	20,097	54,630	—	31,838	—	157,602
License Revenue, Primarily from Hunting	4,026	4	53	—	—	—	4,083
Other Non-Timber/Carbon Revenue	5,783	434	2,447	—	—	—	8,664
Agency Fee Income	—	—	—	—	198	—	198
Total Non-Timber Sales	9,809	438	2,500	—	198	—	12,945
Improved Development	—	—	—	341	—	—	341
Unimproved Development	—	—	—	1,000	—	—	1,000
Rural	—	—	—	12,665	—	—	12,665
Timberlands & Non-Strategic	—	—	—	6,934	—	—	6,934
Other	—	—	—	59	—	—	59
Total Real Estate Sales	—	—	—	20,999	—	—	20,999

Revenue from Contracts with Customers	60,846	20,535	57,130	20,999	32,036	—	191,546
Intersegment	—	—	—	—	29	(29)	—
Total Revenue	$60,846	$20,535	$57,130	$20,999	$32,065	($29)	$191,546

RAYONIER OPERATING COMPANY LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Dollar amounts in thousands unless otherwise stated)

        The following tables present our timber sales disaggregated by contract type for the three months ended March 31, 2020 and 2019:

Three Months Ended	Southern Timber	Pacific Northwest Timber	New Zealand Timber	Trading	Total
March 31, 2020
Stumpage Pay-as-Cut	$25,407	—	—	—	$25,407
Stumpage Lump Sum	388	5,131	—	—	5,519
Total Stumpage	25,795	5,131	—	—	30,926

Delivered Wood (Domestic)	21,060	25,441	13,691	472	60,664
Delivered Wood (Export)	628	—	21,944	18,170	40,742
Total Delivered	21,688	25,441	35,635	18,642	101,406

Total Timber Sales	$47,483	$30,572	$35,635	$18,642	$132,332

March 31, 2019
Stumpage Pay-as-Cut	$28,008	—	—	—	$28,008
Stumpage Lump Sum	2,095	—	—	—	2,095
Total Stumpage	30,103	—	—	—	30,103

Delivered Wood (Domestic)	19,338	20,097	20,700	2,124	62,259
Delivered Wood (Export)	1,596	—	33,930	29,714	65,240
Total Delivered	20,934	20,097	54,630	31,838	127,499

Total Timber Sales	$51,037	$20,097	$54,630	$31,838	$157,602

3. LEASES
TIMBERLAND LEASES
        U.S. timberland leases typically have initial terms of approximately 30 to 65 years, with renewal provisions in some cases. New Zealand timberland lease terms typically range between 30 and 99 years. New Zealand lease arrangements generally consist of Crown Forest Licenses (“CFLs”), forestry rights and land leases. A CFL is a license arrangement to use government or privately owned land to operate a commercial forest. CFLs generally extend indefinitely and may only be terminated upon a 35-year termination notice. If no termination notice is given, the CFLs renew automatically each year for a one-year term. Alternatively, some CFLs extend for a specific term. Once a CFL is terminated, the Company may be able to obtain a forestry right from the subsequent owner. A forestry right is a license arrangement with a private entity to use their lands to operate a commercial forest. Forestry rights terminate either upon the issuance of a termination notice (which can last 35 to 45 years), completion of harvest, or a specified termination date.
        As of March 31, 2020, the New Zealand subsidiary has two CFLs comprising 9,000 acres under termination notice that are being relinquished as harvest activities are concluded, as well as two fixed-term CFLs comprising 3,000 acres expiring in 2062. Additionally, the New Zealand subsidiary has two forestry rights comprising 32,000 acres under termination notice that are being relinquished as harvest activities are concluded.
OTHER NON-TIMBERLAND LEASES
        In addition to timberland holdings, the Company leases properties for certain office locations. Significant leased properties include a regional office in Lufkin, Texas; a Pacific Northwest Timber office in Hoquiam, Washington and a New Zealand Timber and Trading headquarters in Auckland, New Zealand.

RAYONIER OPERATING COMPANY LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Dollar amounts in thousands unless otherwise stated)

LEASE MATURITIES, LEASE COST AND OTHER LEASE INFORMATION
        The following table details the Company’s undiscounted lease obligations as of March 31, 2020 by type of lease and year of expiration:

		Year of Expiration
Lease obligations	Total	Remaining 2020	2021	2022	2023	2024	Thereafter
Operating lease liabilities	$171,497	$7,274	$8,700	$7,852	$7,799	$7,667	$132,205
Total Undiscounted Cash Flows	$171,497	$7,274	$8,700	$7,852	$7,799	$7,667	$132,205
Imputed interest	(78,964)
Balance at March 31, 2020	92,533
Less: Current portion	(9,175)
Non-current portion at March 31, 2020	$83,358

The following table details components of the Company’s lease cost for the three months ended March 31, 2020 and March 31, 2019:

	Three Months Ended March 31,
Lease Cost Components	2020	2019
Operating lease cost	$2,098	$2,437
Variable lease cost (a)	78	76
Total lease cost (b)	$2,176	$2,513

(a) The majority of timberland leases are subject to increases or decreases based on either the Consumer Price Index, Producer Price Index or market rates.
(b) Short-term leases with an initial term of 12 months or less are not recorded on the balance sheet. Lease expense for these leases are expensed on a straight line basis over the lease term. Short-term lease expense was not material for the three months ended March 31, 2020.
        The following table provides supplemental cash flow information related to the Company’s leases for the three months ended March 31, 2020 and March 31, 2019:

	Three Months Ended March 31,
Supplemental cash flow information related to leases:	2020	2019
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$741	$973
Investing cash flows from operating leases	1,357	1,464
Total cash flows from operating leases	$2,098	$2,437

Weighted-average remaining lease term in years - operating leases	28	29
Weighted-average discount rate - operating leases	5%	5%

RAYONIER OPERATING COMPANY LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Dollar amounts in thousands unless otherwise stated)

The Company applies the following practical expedients as allowed under ASC 842:

Practical Expedient	Description
Short-term leases	The Company does not record right-of-use assets or lease liabilities for short-term leases (a lease that at commencement date has a lease term of 12 months or less and does not contain a purchase option that is reasonably certain to be exercised).
Separation of lease and non-lease components	The Company does not separate non-lease components from the associated lease components if they have the same timing and pattern of transfer and, if accounted for separately, would both be classified as an operating lease.

4. NEW ZEALAND SUBSIDIARY
        The Company maintains a 77% controlling financial interest in Matariki Forestry Group, a joint venture that owns or leases approximately 415,000 legal acres of New Zealand timberland. Accordingly, the Company consolidates the New Zealand subsidiary’s balance sheet and results of operations. The portions of the consolidated financial position and results of operations attributable to the New Zealand subsidiary’s 23% noncontrolling interest are shown separately within the Consolidated Statements of Income and Comprehensive Income and Consolidated Statements of Shareholders’ Equity. Rayonier New Zealand Limited (“RNZ”), a wholly-owned subsidiary of Rayonier Operating Company, serves as the manager of the New Zealand subsidiary.

5. SEGMENT AND GEOGRAPHICAL INFORMATION
        Sales between operating segments are made based on estimated fair market value, and intercompany sales, purchases and profits (losses) are eliminated in consolidation. The Company evaluates financial performance based on segment operating income (loss) and Adjusted EBITDA. Asset information is not reported by segment, as the Company does not produce asset information by segment internally.
        Operating income as presented in the Consolidated Statements of Income and Comprehensive Income is equal to segment income. Certain income (loss) items in the Consolidated Statements of Income and Comprehensive Income are not allocated to segments. These items, which include interest income (expense), miscellaneous income (expense) and income tax expense, are not considered by management to be part of segment operations and are included under “unallocated interest expense and other.”
        The following tables summarize the segment information for the three months ended March 31, 2020 and 2019:

	Three Months Ended March 31,
SALES	2020	2019
Southern Timber	$52,982	$60,846
Pacific Northwest Timber	31,075	20,535
New Zealand Timber	37,538	57,130
Real Estate (a)	118,564	20,999
Trading	18,984	32,065
Intersegment Eliminations	(13)	(29)
Total	$259,130	$191,546

(a) The three months ended March 31, 2020 includes $116.0 million from a Large Disposition.

RAYONIER OPERATING COMPANY LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Dollar amounts in thousands unless otherwise stated)

	Three Months Ended March 31,
OPERATING INCOME (LOSS)	2020	2019
Southern Timber	$15,070	$21,520
Pacific Northwest Timber	(948)	(3,741)
New Zealand Timber	5,448	15,720
Real Estate (a)	26,774	10,027
Trading	(19)	480
Corporate and Other	(7,773)	(5,486)
Total Operating Income	38,552	38,520
Unallocated interest expense and other	(4,829)	(2,782)
Total Income before Income Taxes	$33,723	$35,738

(a) The three months ended March 31, 2020 includes $28.7 million from a Large Disposition.

	Three Months Ended March 31,
DEPRECIATION, DEPLETION AND AMORTIZATION	2020	2019
Southern Timber	$18,182	$19,727
Pacific Northwest Timber	10,702	6,826
New Zealand Timber	4,774	6,319
Real Estate (a)	35,745	3,335
Corporate and Other	297	284
Total	$69,700	$36,491

(a) The three months ended March 31, 2020 includes $35.4 million from a Large Disposition.

	Three Months Ended March 31,
NON-CASH COST OF LAND AND IMPROVED DEVELOPMENT	2020	2019
Real Estate (a)	$52,051	$4,030
Total	$52,051	$4,030

(a) The three months ended March 31, 2020 includes $51.6 million from a Large Disposition.

RAYONIER OPERATING COMPANY LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Dollar amounts in thousands unless otherwise stated)

6. DEBT
        Rayonier Operating Company’s debt consisted of the following at March 31, 2020:

March 31, 2020
Term Credit Agreement borrowings due 2024 at a variable interest rate of 3.0% at March 31, 2020 (a)(c)	$350,000
Incremental Term Loan Agreement borrowings due 2026 at a variable interest rate of 3.5% at March 31, 2020 (b)	300,000
Revolving Credit Facility borrowings due 2020 at an average variable interest rate of 3.5% at March 31, 2020 (c)(d)	82,000
Total debt	732,000
Less: Deferred financing costs	(993)
Long-term debt, net of deferred financing costs	$731,007

(a) As of March 31, 2020 the periodic interest rate on the term loan facility was LIBOR plus 1.625%. The Company estimates the effective fixed interest rate on the term loan facility to be approximately 3.3% after consideration of interest rate swaps and estimated patronage refunds.
(b) As of March 31, 2020, the periodic interest rate on the incremental term loan was LIBOR plus 1.900%. The Company estimates the effective fixed interest rate on the incremental term loan facility to be approximately 2.8% after consideration of interest rate swaps and estimated patronage refunds.
(c) Maturity dates do not reflect amendments entered into after March 31, 2020. For additional information, see Subsequent Events Relating to Debt Agreements within this footnote below.
(d) The outstanding balance on the Revolving Credit Facility is classified as noncurrent in the Company’s Consolidated Balance Sheets at March 31, 2020, as Rayonier Operating Company has entered into an agreement to extend its maturity date. For additional information, see Subsequent Events Relating to Debt Agreements within this footnote below.
        Principal payments due during the next five years and thereafter are as follows:

2020 (a)	$82,000
2021	—
2022	—
2023	—
2024	350,000
Thereafter	300,000
Total Debt	$732,000

(a) The outstanding balance on the Revolving Credit Facility is classified as noncurrent in the Company’s Consolidated Balance Sheets at March 31, 2020, as Rayonier Operating Company has entered into an agreement to extend its maturity date. For additional information, see Subsequent Events Relating to Debt Agreements within this footnote below.
2020 DEBT ACTIVITY
        During the three months ended March 31, 2020, the Company made borrowings and repayments of $20.0 million on its Revolving Credit Facility. At March 31, 2020, the Company had available borrowings of $116.5 million under the Revolving Credit Facility, net of $1.5 million to secure its outstanding letters of credit.
        During the three months ended March 31, 2020, the New Zealand subsidiary made no borrowings or repayments on its working capital facility. At March 31, 2020, the New Zealand subsidiary had NZ$20.0 million of available borrowings under its working capital facility.

RAYONIER OPERATING COMPANY LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Dollar amounts in thousands unless otherwise stated)

DEBT COVENANTS
        In connection with the Company’s $350 million term credit agreement (the “Term Credit Agreement”), $300 million incremental term loan agreement (the “Incremental Term Loan Agreement”) and $200 million revolving credit facility (the “Revolving Credit Facility”), customary covenants must be met, the most significant of which include interest coverage and leverage ratios.
The covenants listed below, which are the most significant financial covenants in effect as of March 31, 2020, are calculated on a trailing 12-month basis:

	Covenant Requirement	Actual Ratio	Favorable
Covenant EBITDA to consolidated interest expense should not be less than	2.5 to 1	10.3 to 1	7.8
Covenant debt to covenant net worth plus covenant debt shall not exceed	65%	43%	22%
        In addition to these financial covenants listed above, the Term Credit Agreement, Incremental Term Loan Agreement and Revolving Credit Facility include customary covenants that limit the incurrence of debt and the disposition of assets, among others. At March 31, 2020, the Company was in compliance with all applicable covenants.
SUBSEQUENT EVENTS RELATING TO DEBT AGREEMENTS
Term Credit Agreement
        On April 1, 2020, the Company entered into a Second Amendment to the Credit Agreement to increase the limit on its Revolving Credit Facility from $200 million to $250 million and extend its maturity date from August 5, 2020 to April 1, 2025. Additionally, the maturity date of the Term Credit Agreement was extended from August 5, 2024 to April 1, 2028. The extension of the maturity dates of the Revolving Credit Facility and the Term Credit Agreement have been recognized in the Company’s consolidated financial statements as of March 31, 2020.
        On April 13, 2020, the Company entered into an Accordion Increase Agreement to further increase the limit on the Revolving Credit Facility from $250 million to $300 million.
2020 Incremental Term Loan Facility
        On April 16, 2020, the Company entered into a Third Amendment and Incremental Term Loan Agreement which provided for the advancement of a five-year $250 million senior unsecured incremental term loan facility (the “2020 Incremental Term Loan Facility”). The Company intends to use the proceeds from the 2020 Incremental Term Loan Facility to fund its anticipated second quarter acquisition of Pope Resources.
3.75% Senior Notes Issued March 2012
In March 2012, Rayonier Inc. issued $325 million of 3.75% Senior Notes due 2022, guaranteed by certain subsidiaries. Semi annual payments of interest only are due on these notes through maturity. In connection with the Senior Notes, customary covenants that limit the incurrence of debt and the disposition of assets, among others.
On May 7, 2020, Rayonier, Rayonier, L.P., the subsidiary guarantors party thereto and the Trustee entered into the Third Supplemental Indenture, pursuant to which (1) Rayonier, L.P. succeeded to and became substituted for the Company under the Indenture and 2022 Notes and expressly assumed all the obligations of the Company under the Indenture, including obligations with respect to the 2022 Notes, and (2) Rayonier agreed to irrevocably, fully and unconditionally guarantee, jointly and severally, the obligations of Rayonier, L.P. under Indenture, including the 2022 Notes.

RAYONIER OPERATING COMPANY LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Dollar amounts in thousands unless otherwise stated)

7. HIGHER AND BETTER USE TIMBERLANDS AND REAL ESTATE DEVELOPMENT INVESTMENTS
        Rayonier Operating Company continuously assesses potential alternative uses of its timberlands, as some properties may become more valuable for development, residential, recreation or other purposes. The Company periodically transfers, via a sale or contribution from the real estate investment trust (“REIT”) entities to taxable REIT subsidiaries (“TRS”), higher and better use (“HBU”) timberlands to enable land-use entitlement, development or marketing activities. The Company also acquires HBU properties in connection with timberland acquisitions. These properties are managed as timberlands until sold or developed. While the majority of HBU sales involve rural and recreational land, the Company also selectively pursues various land-use entitlements on certain properties for residential, commercial and industrial development in order to enhance the long-term value of such properties. For selected development properties, Rayonier Operating Company also invests in targeted infrastructure improvements, such as roadways and utilities, to accelerate the marketability and improve the value of such properties.
        Changes in higher and better use timberlands and real estate development investments from December 31, 2019 to March 31, 2020 are shown below:

	Higher and Better Use Timberlands and Real Estate Development Investments
	Land and Timber	Development Investments	Total
Non-current portion at December 31, 2019	$58,091	$23,700	$81,791
Plus: Current portion (a)	274	12,389	12,663
Total Balance at December 31, 2019	58,365	36,089	94,454
Non-cash cost of land and improved development	(111)	(156)	(267)
Timber depletion from harvesting activities and basis of timber sold in real estate sales	(85)	—	(85)
Capitalized real estate development investments (b)	—	1,727	1,727
Capital expenditures (silviculture)	54	—	54
Intersegment transfers	33	—	33
Total Balance at March 31, 2020	58,256	37,660	95,916
Less: Current portion (a)	(209)	(6,874)	(7,083)
Non-current portion at March 31, 2020	$58,047	$30,786	$88,833

(a)The current portion of Higher and Better Use Timberlands and Real Estate Development Investments is recorded in Inventory. See Note 16 — Inventory for additional information.
(b)Capitalized real estate development investments include $0.1 million of capitalized interest.
8. COMMITMENTS
        At March 31, 2020, the future minimum payments under non-cancellable commitments were as follows:

	Development Projects (a)	Pension Contributions (b)	Commitments (c)	Total
Remaining 2020	$3,584	$3,157	$8,576	$15,317
2021	161	681	4,143	4,985
2022	220	—	4,581	4,801
2023	232	—	4,821	5,053
2024	232	—	3,508	3,740
Thereafter	2,770	—	11,496	14,266
	$7,199	$3,838	$37,125	$48,162

(a)Primarily consisting of payments expected to be made on the Company’s Wildlight and Richmond Hill development projects.
(b)Pension contribution requirements are based on actuarially determined estimates and IRS minimum funding requirements.
(c)Commitments include payments expected to be made on foreign exchange contracts, timberland deeds and other purchase obligations.

RAYONIER OPERATING COMPANY LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Dollar amounts in thousands unless otherwise stated)

9. INCOME TAXES
        As a subsidiary of Rayonier Inc., Rayonier Operating Company is treated as a disregarded entity for U.S. federal income tax purposes. However, the Company has elected to allocate, based on the tax attributes and filings of the taxable subsidiaries, the Rayonier consolidated amount of current and deferred tax expense to Rayonier Operating Company.
The Company’s timber operations are primarily conducted by the Company’s REIT entity, which is generally not subject to U.S. federal and state income tax. The New Zealand timber operations are conducted by the New Zealand subsidiary, which is subject to corporate-level tax in New Zealand. Non-REIT qualifying operations, which are subject to corporate-level tax, are conducted by various TRS entities. These operations include log trading and certain real estate activities, such as the sale, entitlement and development of HBU properties.
PROVISION FOR INCOME TAXES
        The Company’s tax expense is principally related to New Zealand corporate-level tax on the New Zealand subsidiary income. The following table contains the income tax expense recognized on the Consolidated Statements of Income and Comprehensive Income:

	Three Months Ended March 31,
	2020	2019
Income tax expense	($3,706)	($4,349)
ANNUAL EFFECTIVE TAX RATE
        The Company’s effective tax rate after discrete items is below the 21.0% U.S. statutory rate due to tax benefits associated with being a REIT. The following table contains the Company’s annualized effective tax rate after discrete items:

	Three Months Ended March 31,
	2020	2019
Annualized effective tax rate after discrete items	12.1%	12.7%

10. CONTINGENCIES

The Company has been named as a defendant in various lawsuits and claims arising in the normal course of business. While the Company has procured reasonable and customary insurance covering risks normally occurring in connection with its businesses, it has in certain cases retained some risk through the operation of large deductible insurance plans, primarily in the areas of executive risk, property, automobile and general liability. These pending lawsuits and claims, either individually or in the aggregate, are not expected to have a material adverse effect on the Company’s financial position, results of operations, or cash flow.

RAYONIER OPERATING COMPANY LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Dollar amounts in thousands unless otherwise stated)

11. GUARANTEES
        The Company provides financial guarantees as required by creditors, insurance programs, and various governmental agencies.
As of March 31, 2020, the following financial guarantees were outstanding:

Financial Commitments (a)		Maximum Potential Payment
Standby letters of credit (b)		$1,509
Surety bonds (c)		5,212
Senior Notes due 2022 (d)	$325,000	$325,000
Total financial commitments		$331,721

(a)The Company has not recorded any liabilities for these financial commitments in the Consolidated Balance Sheets. The guarantees are not subject to measurement, as the guarantees are dependent on the Company’s own performance.
(b)Approximately $0.5 million of the standby letters of credit serve as credit support for infrastructure at the Company’s Wildlight development project. The remaining letters of credit support various insurance related agreements, primarily workers’ compensation. These letters of credit will expire at various dates during 2020 and will be renewed as required.
(c)Rayonier Operating Company issues surety bonds primarily to secure performance obligations related to various operational activities and to provide collateral for the Company’s Wildlight development project in Nassau County, Florida. These surety bonds expire at various dates during 2020, 2021 and 2022 and are expected to be renewed as required.
(d)In March 2012, Rayonier Inc. issued $325 million of 3.75% Senior Notes maturing in 2022. The notes are fully and unconditionally guaranteed on a joint and several basis by Rayonier Operating Company LLC and Rayonier TRS Holdings, Inc. See Note 1 — Basis of Presentation for information regarding the subsequent assumption of all the obligations of the Company under the Indenture, including obligations with respect to the 2022 Notes

RAYONIER OPERATING COMPANY LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Dollar amounts in thousands unless otherwise stated)

12. DERIVATIVE FINANCIAL INSTRUMENTS AND HEDGING ACTIVITIES
        The Company is exposed to market risk related to potential fluctuations in foreign currency exchange rates and interest rates. The Company uses derivative financial instruments to mitigate the financial impact of exposure to these risks.
        Accounting for derivative financial instruments is governed by ASC Topic 815, Derivatives and Hedging, (“ASC 815”). In accordance with ASC 815, the Company records its derivative instruments at fair value as either assets or liabilities in the Consolidated Balance Sheets. Changes in the instruments’ fair value are accounted for based on their intended use. Gains and losses on derivatives that are designated and qualify for cash flow hedge accounting are recorded as a component of accumulated other comprehensive (loss) income (“AOCI”) and reclassified into earnings when the hedged transaction materializes. Gains and losses on derivatives that are designated and qualify for net investment hedge accounting are recorded as a component of AOCI and will not be reclassified into earnings until the Company’s investment in its New Zealand operations is partially or completely liquidated. The changes in the fair value of derivatives not designated as hedging instruments and those which are no longer effective as hedging instruments, are recognized immediately in earnings.
FOREIGN CURRENCY EXCHANGE AND OPTION CONTRACTS
        The functional currency of Rayonier Operating Company’s wholly-owned subsidiary, Rayonier New Zealand Limited, and the New Zealand subsidiary is the New Zealand dollar. The New Zealand subsidiary is exposed to foreign currency risk on export sales and ocean freight payments which are mainly denominated in U.S. dollars. The New Zealand subsidiary typically hedges 50% to 90% of its estimated foreign currency exposure with respect to the following twelve months forecasted sales and purchases, less distributions, and up to 75% of the forward 12 to 18 months. Foreign currency exposure from the New Zealand subsidiary’s trading operations is typically hedged based on the following three months forecasted sales and purchases. As of March 31, 2020, foreign currency exchange contracts and foreign currency option contracts had maturity dates through September 2021 and August 2021, respectively.
        Foreign currency exchange and option contracts hedging foreign currency risk on export sales and ocean freight payments qualify for cash flow hedge accounting. The Company may de-designate these cash flow hedge relationships in advance or at the occurrence of the forecasted transaction. The portion of gains or losses on the derivative instrument previously accumulated in other comprehensive (loss) income for de-designated hedges remains in accumulated other comprehensive (loss) income until the forecasted transaction affects earnings. Changes in the value of derivative instruments after de-designation are recorded in earnings.

INTEREST RATE SWAPS
        The Company is exposed to cash flow interest rate risk on its variable-rate Term Credit Agreement and Incremental Term Loan Agreement and uses variable-to-fixed interest rate swaps to hedge this exposure. For these derivative instruments, the Company reports the gains/losses from the fluctuations in the fair market value of the hedges in AOCI and reclassifies them to earnings as interest expense in the same period in which the hedged interest payments affect earnings.

RAYONIER OPERATING COMPANY LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Dollar amounts in thousands unless otherwise stated)

The following table contains information on the outstanding interest rate swaps as of March 31, 2020:

Outstanding Interest Rate Swaps (a)
Date Entered Into	Term	Notional Amount	Related Debt Facility	Fixed Rate of Swap	Bank Margin on Debt	Total Effective Interest Rate (b)
August 2015	9 years	$170,000	Term Credit Agreement	2.20%	1.63%	3.83%
August 2015	9 years	180,000	Term Credit Agreement	2.35%	1.63%	3.98%
April 2016	10 years	100,000	Incremental Term Loan	1.60%	1.90%	3.50%
April 2016	10 years	100,000	Incremental Term Loan	1.60%	1.90%	3.50%
July 2016	10 years	100,000	Incremental Term Loan	1.26%	1.90%	3.16%

(a)  All interest rate swaps have been designated as interest rate cash flow hedges and qualify for hedge accounting.
(b) Rate is before estimated patronage payments.
TREASURY LOCKS
During the first quarter, the Company entered into treasury lock agreements, which were designated and qualified as cash flow hedges. These derivative instruments hedged the impact of changes in the benchmark interest rate to future interest payments associated with anticipated debt issuances. Prior to expiration, the Company de-designated and settled the treasury locks by converting them into interest rate swap lock agreements (discussed below). To the extent the Company de-designates or terminates a cash flow hedging relationship and the associated hedged item continues to exist, any unrealized gain or loss of the cash flow hedge at the time of de-designation remains in accumulated other comprehensive (loss) income and is amortized using the straight-line method through interest expense over the remaining life of the hedged item. Amounts recorded in accumulated other comprehensive (loss) income in connection with the settled treasury locks were ($20.8) million which will be reclassified to earnings through interest expense over the life of the anticipated issued debt.
The following table contains information on the expired treasury lock agreements entered into during the period ending March 31, 2020:

Converted Treasury Rate Locks (a)
Date Entered Into	Term	Notional Amount	Rate	Related Debt Facility (b)	Expiration Date
January 2020	10 years	$100,000	1.53%	2020 Incremental Term Loan Facility	March 31, 2020
January 2020	10 years	100,000	1.53%	2020 Incremental Term Loan Facility	March 31, 2020
February 2020	10 years	50,000	1.35%	2020 Incremental Term Loan Facility	March 31, 2020

(a)  At inception, all treasury locks were designated as interest rate cash flow hedges and qualified for hedge accounting.
(b) On April 16, 2020, the Company entered into a Third Amendment and Incremental Term Loan Agreement which provided for a five-year $250 million senior unsecured incremental term loan facility (the “2020 Incremental Term Loan Facility”). See Note 6 — Debt for information regarding subsequent events. The Company anticipates extending the term of the 2020 Incremental Term Loan facility for an additional five-year term upon maturity.
INTEREST RATE SWAP LOCKS
Upon de-designation, the Company converted the above treasury lock agreements to interest rate swap lock agreements to hedge the risk of changes in the interest payments attributable to changes in the benchmark LIBOR interest rate associated with anticipated issuances of debt. The interest rate swap locks were designated and qualified as cash flow hedges. The Company reports the gains/losses from the fluctuations in the fair market value of the hedges in AOCI and reclassifies them to earnings as interest expense in the same period in which the hedged interest payments affect earnings.

RAYONIER OPERATING COMPANY LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Dollar amounts in thousands unless otherwise stated)

The following table contains information on the outstanding interest rate swap lock agreements as of March 31, 2020:

Outstanding Interest Rate Swap Locks (a)
Date Entered Into	Term	Notional Amount	Fixed Rate of Swap Lock (b)	Related Debt Facility (c)	Effective Date
March 2020	10 years	$100,000	1.56%	2020 Incremental Term Loan Facility	July 31, 2020
March 2020	10 years	100,000	1.59%	2020 Incremental Term Loan Facility	June 30, 2020
March 2020	10 years	50,000	1.41%	2020 Incremental Term Loan Facility	June 30, 2020

(a)  All interest rate swap locks have been designated as interest rate cash flow hedges and qualify for hedge accounting.
(b) These interest rate swap locks were off-market derivatives, meaning they contained an embedded financing element, which the counterparties recovered through an incremental charge in the fixed rate over what would have been charged for an at-market swap lock.
(c) On April 16, 2020, the Company entered into a Third Amendment and Incremental Term Loan Agreement which provided for a five-year $250 million senior unsecured incremental term loan facility (the “2020 Incremental Term Loan Facility”). See Note 6 — Debt for information regarding subsequent events. The Company anticipates extending the term of the 2020 Incremental Term Loan facility for an additional five-year term upon maturity.
FORWARD-STARTING INTEREST RATE SWAPS
The Company is exposed to cash flow interest rate risk on anticipated debt issuances and uses forward-starting interest rate swap agreements to hedge against changes in future cash flows resulting from changes in interest rates from the trade date through the anticipated issuance date. For these derivative instruments, the Company reports the gains/losses from the fluctuations in the fair market value of the hedges in AOCI and reclassifies them to earnings as interest expense in the same period in which the hedged interest payments affect earnings.
The following table contains information on the outstanding forward-starting interest rate swaps as of March 31, 2020:

Outstanding Forward-Starting Interest Rate Swaps (a)
Date Entered Into	Term	Notional Amount	Fixed Rate of Swap	Related Debt Facility	Forward Date	Maximum Period Ending for Forecasted Issuance Date
February 2020	10 years	$325,000	1.40%	Anticipated issuance of debt	April 2022	April 2022
March 2020	4 years	100,000	0.88%	Anticipated extension of Term Credit Agreement	August 2024	April 2020 (b)

(a)  All forward-starting interest rate swaps have been designated as interest rate cash flow hedges and qualify for hedge accounting.
(b) On April 1, 2020, the maturity date of the Term Credit Agreement was extended from August 5, 2024 to April 1, 2028. See Note 6 — Debt for information regarding subsequent events. On April 8, 2020, the terms of this forward-starting swap were modified to match the maturity date of the Term Credit Agreement.
CARBON OPTIONS
        The New Zealand subsidiary enters into carbon options from time to time to sell carbon assets at certain prices. Changes in fair value of the carbon option contracts are recorded in “Interest and other miscellaneous income, net” as the contracts did not qualify for hedge accounting treatment. As of March 31, 2020, carbon option contracts had maturity dates through June 2020.

RAYONIER OPERATING COMPANY LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Dollar amounts in thousands unless otherwise stated)

The following tables demonstrate the impact, gross of tax, of the Company’s derivatives on the Consolidated Statements of Income and Comprehensive Income for three months ended March 31, 2020 and 2019:

		Three Months Ended March 31,
	Income Statement Location	2020	2019
Derivatives designated as cash flow hedges:
Foreign currency exchange contracts	Other comprehensive (loss)	($5,480)	$1,119
Foreign currency option contracts	Other comprehensive (loss)	(1,149)	77
Interest rate swaps	Other comprehensive (loss)	(38,998)	(11,548)
Treasury locks	Other comprehensive (loss)	(20,846)	—
Interest rate swap locks	Other comprehensive (loss)	854	—
Forward-starting interest rate swaps	Other comprehensive (loss)	(19,710)	—

Derivatives not designated as hedging instruments:
Foreign currency exchange contracts	Interest and other miscellaneous income, net	—	(16)
Carbon option contracts	Interest and other miscellaneous (expense) income, net	549	402
        During the next 12 months, the amount of the March 31, 2020 AOCI balance, net of tax, expected to be reclassified into earnings as a result of the maturation of the Company’s derivative instruments is a loss of approximately $3.4 million.
        The following table contains the notional amounts of the derivative financial instruments recorded in the Consolidated Balance Sheets:

	Notional Amount
	March 31, 2020	December 31, 2019
Derivatives designated as cash flow hedges:
Foreign currency exchange contracts	$60,350	$56,350
Foreign currency option contracts	36,000	22,000
Interest rate swaps	650,000	650,000
Interest rate swap locks	250,000	—
Forward-starting interest rate swaps	425,000	—

Derivative not designated as a hedging instrument:
Foreign currency exchange contracts	—	—
Carbon options (a)	5,070	9,592

(a) Notional amount for carbon options is calculated as the number of units outstanding multiplied by the spot price as of March 31, 2020.

RAYONIER OPERATING COMPANY LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Dollar amounts in thousands unless otherwise stated)

        The following table contains the fair values of the derivative financial instruments recorded in the Consolidated Balance Sheets:

	Location on Balance Sheet	Fair Value Assets / (Liabilities) (a)
		March 31, 2020	December 31, 2019
Derivatives designated as cash flow hedges:
Foreign currency exchange contracts	Other current assets	$79	$424
	Other assets	—	390
	Other current liabilities	(4,319)	(172)
	Other non-current liabilities	(599)	—
Foreign currency option contracts	Other current assets	68	151
	Other assets	129	209
	Other current liabilities	(546)	(27)
	Other non-current liabilities	(497)	(30)
Interest rate swaps	Other assets	—	2,614
	Other non-current liabilities	(47,452)	(11,068)
Interest rate swap locks	Other non-current liabilities	(19,992)	—
Forward-starting interest rate swaps	Other non-current liabilities	(19,710)	—

Derivative not designated as a hedging instrument:
Carbon options	Other current liabilities	(14)	(607)

Total derivative contracts:
Other current assets		$147	$575
Other assets		129	3,213
Total derivative assets		$276	$3,788

Other current liabilities		(4,879)	(806)
Other non-current liabilities		(88,250)	(11,098)
Total derivative liabilities		($93,129)	($11,904)

(a) See Note 13 — Fair Value Measurements for further information on the fair value of the Company’s derivatives including their classification within the fair value hierarchy.

OFFSETTING DERIVATIVES
        Derivative financial instruments are presented at their gross fair values in the Consolidated Balance Sheets. The Company’s derivative financial instruments are not subject to master netting arrangements, which would allow the right of offset.

RAYONIER OPERATING COMPANY LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Dollar amounts in thousands unless otherwise stated)

13. FAIR VALUE MEASUREMENTS
FAIR VALUE OF FINANCIAL INSTRUMENTS
        A three-level hierarchy that prioritizes the inputs used to measure fair value was established in the Accounting Standards Codification as follows:
        Level 1 — Quoted prices in active markets for identical assets or liabilities.
        Level 2 — Observable inputs other than quoted prices included in Level 1.
        Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.
        The following table presents the carrying amount and estimated fair values of financial instruments held by the Company at March 31, 2020 and December 31, 2019, using market information and what the Company believes to be appropriate valuation methodologies under GAAP:

	March 31, 2020			December 31, 2019
Asset (Liability) (a)	Carrying Amount	Fair Value		Carrying Amount	Fair Value
		Level 1	Level 2		Level 1	Level 2
Cash and cash equivalents	$126,260	$126,260	—	$68,434	$68,434	—
Restricted cash (b)	475	475	—	1,233	1,233	—
Current maturities of long-term debt	—	—	—	(82,000)	—	(82,000)
Long-term debt (c)	(731,007)	—	(732,000)	(648,958)	—	(650,000)
Interest rate swaps (d)	(47,452)	—	(47,452)	(8,454)	—	(8,454)
Interest rate swap locks (d)	(19,992)	—	(19,992)	—	—	—
Forward-starting interest rate swaps (d)	(19,710)	—	(19,710)	—	—	—
Foreign currency exchange contracts (d)	(4,839)	—	(4,839)	642	—	642
Foreign currency option contracts (d)	(846)	—	(846)	303	—	303
Carbon option contracts (d)	(14)	—	(14)	(607)	—	(607)
Marketable equity securities (e)	9,610	9,610	—	10,582	10,582	—

(a)The Company did not have Level 3 assets or liabilities at March 31, 2020 and December 31, 2019.
(b)Restricted cash represents the proceeds from like-kind exchange sales deposited with a third-party intermediary and cash held in escrow for a real estate sale. See Note 17 — Restricted Cash for additional information.
(c)The carrying amount of long-term debt is presented net of capitalized debt costs on non-revolving debt. See Note 6 — Debt for additional information.
(d)See Note 12 — Derivative Financial Instruments and Hedging Activities for information regarding the Consolidated Balance Sheets classification of the Company’s derivative financial instruments.
(e)The Company’s investments in marketable securities are classified in “Other Assets” based on the nature of the securities and their availability for use in current operations.

Rayonier Operating Company uses the following methods and assumptions in estimating the fair value of its financial instruments:
Cash and cash equivalents and Restricted cash — The carrying amount is equal to fair market value.
Debt — The fair value of fixed rate debt is based upon quoted market prices for debt with similar terms and maturities. The variable rate debt adjusts with changes in the market rate, therefore the carrying value approximates fair value.
Interest rate swap agreements — The fair value of interest rate contracts is determined by discounting the expected future cash flows, for each instrument, at prevailing interest rates.
Foreign currency exchange contracts — The fair value of foreign currency exchange contracts is determined by a mark-to-market valuation, which estimates fair value by discounting the difference between the contracted forward price and the current forward price for the residual maturity of the contract using a risk-free interest rate.

RAYONIER OPERATING COMPANY LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Dollar amounts in thousands unless otherwise stated)

Foreign currency option contracts — The fair value of foreign currency option contracts is based on a mark-to-market calculation using the Black-Scholes option pricing model.
Carbon option contracts — The fair value of carbon option contracts is determined by a mark-to-market valuation using the Black-Scholes option pricing model, which estimates fair value by discounting the difference between the contracted forward price and the current forward price for the residual maturity of the contract using a risk-free interest rate.
Marketable equity securities — The fair value of marketable equity securities is determined by quoted prices in their active market.

The following table presents marketable securities that have been in a continuous unrealized gain position for less than 12 months and for 12 months or greater at March 31, 2020 and December 31, 2019:

	March 31, 2020				December 31, 2019
	Carrying Amount	Less than 12 Months	12 Months or Greater	Total	Carrying Amount	Less than 12 Months	12 Months or Greater	Total
Fair value of marketable equity securities	$9,610	9,610	—	9,610	$10,582	10,582	—	10,582
Unrealized (losses) gains	—	(972)	—	(972)	—	3,043	—	3,043

14. EMPLOYEE BENEFIT PLANS
        The Company has one qualified non-contributory defined benefit pension plan covering a portion of its employees and an unfunded plan that provides benefits in excess of amounts allowable under current tax law in the qualified plan. Both plans are closed to new participants. Effective December 31, 2016, the Company froze benefits for all employees participating in the pension plan. In lieu of the pension plan, the Company provides those employees with an enhanced 401(k) plan match. Employee benefit plan liabilities are calculated using actuarial estimates and management assumptions. These estimates are based on historical information, along with certain assumptions about future events. Changes in assumptions, as well as changes in actual experience, could cause the estimates to change.
        As of March 31, 2020, the Company has paid $0.4 million of the approximately $3.6 million in current year mandatory pension contribution requirements (based on actuarial estimates and IRS minimum funding requirements).
        The net pension and postretirement benefit costs (credits) that have been recorded are shown in the following table:

Components of Net Periodic Benefit Cost (Credit)	Income Statement Location	Pension		Postretirement
		Three Months Ended March 31,		Three Months Ended March 31,
		2020	2019	2020	2019
Service cost	Selling and general expenses	—	—	$2	$1
Interest cost	Interest and other miscellaneous (expense) income, net	677	800	13	14
Expected return on plan assets (a)	Interest and other miscellaneous (expense) income, net	(876)	(777)	—	—
Amortization of losses	Interest and other miscellaneous (expense) income, net	215	112	2	—
Net periodic benefit cost		$16	$135	$17	$15

(a)The weighted-average expected long-term rate of return on plan assets used in computing 2020 net periodic benefit cost for pension benefits is 5.7%.

RAYONIER OPERATING COMPANY LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Dollar amounts in thousands unless otherwise stated)

15. OTHER OPERATING (EXPENSE) INCOME, NET
Other operating (expense) income, net consisted of the following:

	Three Months Ended March 31,
	2020	2019
Gain on foreign currency remeasurement, net of cash flow hedges	$1,433	$30
Gain on sale or disposal of property and equipment	3	21
Log trading marketing fees	47	57
Costs related to the merger with Pope Resources	(2,487)	—
Miscellaneous expense, net	(107)	(73)
Total	($1,111)	$35

16. INVENTORY
        As of March 31, 2020 and December 31, 2019, Rayonier Operating Company’s inventory consisted entirely of finished goods, as follows:

	March 31, 2020	December 31, 2019
Finished goods inventory
Real estate inventory (a)	$7,083	$12,663
Log inventory	6,010	1,855
Total inventory	$13,093	$14,518

(a) Represents the cost of HBU real estate (including capitalized development investments) under contract to be sold.
        See Note 7 — Higher And Better Use Timberlands and Real Estate Development Investments for additional information.

17. RESTRICTED CASH
        In order to qualify for like-kind exchange (“LKE”) treatment, the proceeds from real estate sales must be deposited with a third-party intermediary. These proceeds are accounted for as restricted cash until a suitable replacement property is acquired. In the event LKE purchases are not completed, the proceeds are returned to the Company after 180 days and reclassified as available cash. As of March 31, 2020 and December 31, 2019, the Company had $0.5 million and $1.2 million, respectively, of proceeds from real estate sales classified as restricted cash which were deposited with an LKE intermediary as well as cash held in escrow for a real estate sale.
        The following table contains the amounts of restricted cash recorded in the Consolidated Balance Sheets and Consolidated Statements of Cash Flows for the three months ended March 31, 2020:

March 31, 2020
Restricted cash held in escrow	$475
Total restricted cash shown in the Consolidated Balance Sheets	475
Cash and cash equivalents	126,260
Total cash, cash equivalents and restricted cash shown in the Consolidated Statements of Cash Flows	$126,735

RAYONIER OPERATING COMPANY LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Dollar amounts in thousands unless otherwise stated)

18. ACCUMULATED OTHER COMPREHENSIVE (LOSS) INCOME
        The following table summarizes the changes in AOCI by component for the three months ended March 31, 2020 and the year ended December 31, 2019. All amounts are presented net of tax and exclude portions attributable to noncontrolling interest.

	Foreign currency translation (loss) gains	Net investment hedges of New Zealand subsidiary	Cash flow hedges		Employee benefit plans		Total
Balance as of December 31, 2018	($1,010)	$1,321	$21,965		($22,037)		$239
Other comprehensive (loss) income before reclassifications	784	—	(31,547)		(1,799)		(32,562)
Amounts reclassified from accumulated other comprehensive (loss) income	—	—	672		449	(b)	1,121
Net other comprehensive (loss) income	784	—	(30,875)		(1,350)		(31,441)
Balance as of December 31, 2019	($226)	$1,321	($8,910)		($23,387)		($31,202)
Other comprehensive (loss) income before reclassifications	(33,894)	—	(82,391)	(a)	—	(b)	(116,285)
Amounts reclassified from accumulated other comprehensive (loss) income	—	—	15		217		232
Net other comprehensive (loss) income	(33,894)	—	(82,376)		217		(116,053)
Balance as of March 31, 2020	($34,120)	$1,321	($91,286)		($23,170)		($147,255)

(a)Includes $78.7 million of other comprehensive loss related to interest rate swaps, treasury locks, interest rate swap locks and forward-starting interest rate swaps. See Note 12 — Derivative Financial Instruments and Hedging Activities for additional information.
(b)This component of other comprehensive (loss) income is included in the computation of net periodic pension and post-retirement costs. See Note 14 — Employee Benefit Plans for additional information.
        The following table presents details of the amounts reclassified in their entirety from AOCI to net income for the three months ended March 31, 2020 and March 31, 2019:

Details about accumulated other comprehensive (loss) income components	Amount reclassified from accumulated other comprehensive (loss) income		Affected line item in the income statement
	March 31, 2020	March 31, 2019
Realized loss (gain) on foreign currency exchange contracts	$18	($412)	Other operating (expense) income, net
Realized loss (gain) on foreign currency option contracts	9	(14)	Other operating (expense) income, net
Noncontrolling interest	(6)	98	Comprehensive (loss) income attributable to noncontrolling interest
Income tax (benefit) expense from gain on foreign currency contracts	(6)	92	Income tax expense
Net loss (gain) from accumulated other comprehensive income	$15	($236)